Exhibit 99.1

InspireMD Announces Full Exercise of Series H Warrant Tranche for

Gross Proceeds of $17.9 Million

Series H warrants exercisable following release of positive outcomes results related to one-year follow-up from the Company’s C-GUARDIANS pivotal trial.

Participating warrant holders include Marshall Wace, OrbiMed, Rosalind, Nantahala, Soleus, Velan, and certain InspireMD Board members.

Represents first of four milestone-driven warrant tranches pursuant to private placement financing of up to $113.6 million announced in May 2023

Tel Aviv, Israel, and Westin, Florida — July 1, 2024 – InspireMD, Inc. (Nasdaq: NSPR), developer of the CGuard™ Embolic Prevention Stent System (EPS) for the prevention of stroke, today announced the completion of the full exercise of 12.9 million Series H warrants. The Series H warrants were converted primarily into pre-funded warrants. The gross proceeds to the company from the warrant exercise were $17.9 million, and $16.9 million after fees.

The Series H warrants were issued as part of the transformational private placement financing of up to $113.6 million that InspireMD announced in May 2023. The Series H warrants became exercisable following the release of positive results related to one-year follow-up from the Company’s C-GUARDIANS pivotal trial of the CGuard Carotid Stent System. Participating warrant holders include Marshall Wace, OrbiMed, Rosalind, Nantahala, Soleus, Velan, and certain InspireMD Board members.

Marvin Slosman, chief executive officer of InspireMD, stated, “We are grateful for the continued support of these highly regarded healthcare investors, who have elected to exercise 100% of the available Series H warrants. This capital strengthens our business and helps fuel our growth, including advancing our CGuard Prime Carotid Stent System through to potential FDA approval and U.S. launch in the first half of next year. CGuard is a highly differentiated stent implant that delivers superior short- and long-term patient outcomes, as reflected in the best-in-class evidence that was reported at both the VIVA 2023 and LINC 2024 conferences. Looking ahead, we are working to catalyze these milestones to continue building momentum toward commercialization, while advancing both our CAS and TCAR programs to address the broadest range of physicians and patient needs of any company within the field of carotid revascularization.”

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNet® technology to make its products the industry standard for carotid stenting by providing outstanding acute results and durable, stroke-free long-term outcomes. InspireMD’s common stock is quoted on the Nasdaq under the ticker symbol NSPR.

We routinely post information that may be important to investors on our website. For more information, please visit www.inspiremd.com.

Forward-looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements regarding InspireMD or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential”, “scheduled” or similar words. Examples of such statements include, but are not limited to, statements relating to the C-Guardians U.S. IDE clinical trial, including one-year results from such trial presented at LINC 2024, as well as the timing and outcome of any subsequent results, PMA or potential launch, and statements relating to expectations regarding future warrant exercises or expected proceeds therefrom. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern; our need to raise additional capital to meet our business requirements in the future and such capital raising may be costly or difficult to obtain and could dilute out stockholders’ ownership interests; market acceptance of our products; an inability to secure and maintain regulatory approvals for the sale of our products; negative clinical trial results or lengthy product delays in key markets; our ability to maintain compliance with the Nasdaq listing standards; our ability to generate revenues from our products and obtain and maintain regulatory approvals for our products; our ability to adequately protect our intellectual property; our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary; the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that our technology is an attractive alternative to other procedures and products; intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do; entry of new competitors and products and potential technological obsolescence of our products; inability to carry out research, development and commercialization plans; loss of a key customer or supplier; technical problems with our research and products and potential product liability claims; product malfunctions; price increases for supplies and components; insufficient or inadequate reimbursement by governmental and other third-party payers for our products; our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful; adverse federal, state and local government regulation, in the United States, Europe or Israel and other foreign jurisdictions; the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction; the escalation of hostilities in Israel, which could impair our ability to manufacture our products; and current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Craig Shore

Chief Financial Officer

InspireMD, Inc.

888-776-6804

craigs@inspiremd.com

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

investor-relations@inspiremd.com